Exhibit 99.1

FOR IMMEDIATE RELEASE

Corporate Resource Services Receives NASDAQ Notice

NEW YORK, N.Y. — (Business Wire) – May 30, 2014 — Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting and consulting services firm, today announced that on May 28, 2014, it received a non-compliance letter from The NASDAQ Stock Market LLC stating that the company was not in compliance with NASDAQ Listing Rule 5250(c)(1) because the company has not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2014. The Form 10-Q was required to be filed with the Securities and Exchange Commission on May 20, 2014. The notification has no immediate effect on the listing or trading of the company’s common stock on the NASDAQ Stock Market.

The NASDAQ letter indicates that the company has until June 23, 2014, to submit a plan to regain compliance. If such a plan is timely submitted by the company, the NASDAQ staff can grant the company up to 180 calendar days from the initial due date of the Form 10-K, or up until October 20, 2014, to regain compliance.

As previously announced, the Form 10-K filing for the year-ended January 3, 2014 has been delayed as a result of a late year change in auditors. The Company intends to file its 10-K with the Securities and Exchange Commission as soon as practicable and in advance of the June 23, 2014 plan submission due date, and may require additional time to complete its quarterly report on Form 10-Q for the quarter ended April 4, 2014. Upon filing its Form 10-Q for the period ended April 4, 2014, the Company expects to be in compliance with NASDAQ’s continued listing standards.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services. The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 247 staffing and on-site facilities throughout the United States and the United Kingdom and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.
Michael J. Golde
Chief Financial Officer
(646) 443-2380